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                                                                   Exhibit 10.12

                             EMPLOYMENT AGREEMENT

                                COINSTAR, INC.

                                      And

                               Richard Stillman

                                                   Dated as of November 17, 2000
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                             EMPLOYMENT AGREEMENT

         This Employment Agreement (this "Agreement"), dated as of November 17, 2000, between Coinstar, Inc., a Delaware corporation ("Employer"), and Richard Stillman ("Employee");

                             W I T N E S S E T H:
                             -------------------

         WHEREAS, Employer and Employee wish to document certain understandings and agreements; and

         WHEREAS, Employer desires to continue to employ Employee upon the terms and conditions set forth herein; and

         WHEREAS, Employee is willing to provide services to Employer upon the terms and conditions set forth herein;

                             A G R E E M E N T S:
                             -------------------

         NOW, THEREFORE, for and in consideration of the foregoing premises and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, Employer and Employee hereby agree as follows:

1.       EMPLOYMENT

         Employer will continue to employ Employee and Employee will continue to provide services to Employer as its Chief Operating Officer.

2.       ATTENTION AND EFFORT

         Employee will devote all of her productive time, ability, attention and effort to Employer's business and will skillfully serve its interests during the term of this Agreement.

3.       TERM

         Unless otherwise terminated pursuant to paragraph 6 of this Agreement, Employee's term of employment under this Agreement shall expire on December 31, 2002.

4.       COMPENSATION

         During the term of this Agreement, Employer agrees to pay or cause to be paid to Employee, and Employee agrees to accept in exchange for the services rendered hereunder by her, the following compensation:

EMPLOYMENT AGREEMENT                                                           1
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         4.1.     Base Salary

         Employee's compensation shall consist, in part, of an annual base salary of one hundred and ninety thousand dollars ($190,000) before all customary payroll deductions. Such annual base salary shall be paid in substantially equal installments and at the same intervals as other officers of Employer are paid. Employee's salary shall be reviewed annually by Employer's Compensation Committee to determine in its discretion an appropriate increase in the base salary.

         4.2.     Bonus

         Employee shall be eligible for and receive her annual cash bonus for each calendar year during the term of this Agreement, provided Employer meets performance targets applicable to such bonuses, and, provided further, any such bonus shall be pro-rated in the event of a termination without Cause or for Good Reason following December 31, 2000.

         4.3.     Acceleration of Stock Options

         Seventy-five percent (75%) of Employee's unvested Coinstar options shall immediately vest in the event Employee is terminated without Cause prior to December 31, 2001. Fifty percent (50%) of Employee's unvested Coinstar options shall immediately vest if Employee terminates for Good Reason at any time, or is terminated without Cause after December 31, 2001, but prior to December 31, 2002.

5.       BENEFITS

         During the term of this Agreement, Employee will be entitled to participate, subject to and in accordance with applicable eligibility requirements, in fringe benefit programs as shall be provided from time to time by, to the extent required, action of Employer's Board of Directors.

6.       TERMINATION

         Employment of Employee pursuant to this Agreement may be terminated as follows, but in any case, the provisions of paragraph 8 hereof shall survive the termination of this Agreement and the termination of Employee's employment hereunder:

         6.1.     By Employer

         With or without Cause (as defined below), Employer may terminate the employment of Employee at any time during the term of employment upon giving Notice of Termination (as defined below).

EMPLOYMENT AGREEMENT                                                           2
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         6.2.     By Employee

         Employee may terminate her employment at any time, for any reason, upon giving Notice of Termination.

         6.3.     Automatic Termination

         This Agreement and Employee's employment hereunder shall terminate automatically upon the death or total disability of Employee. The term "total
                                                                        -----
disability" as used herein shall mean Employee's inability to perform the duties
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set forth in paragraph 1 hereof for a period or periods aggregating 180 calendar days in any 12-month period as a result of physical or mental illness, loss of legal capacity or any other cause beyond Employee's control, unless Employee is granted a leave of absence by the Employer. Employee and Employer hereby acknowledge that Employee's ability to perform the duties specified in paragraph 1 hereof is of the essence of this Agreement. Termination hereunder shall be deemed to be effective (a) at the end of the calendar month in which Employee's death occurs or (b) immediately upon a determination by the Employer of Employee's total disability, as defined herein.

         6.4.     Notice

         The term "Notice of Termination" shall mean at least 30 days' written
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notice of termination of Employee's employment, during which period Employee's employment and performance of services will continue; provided, however, that
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Employer may, upon notice to Employee and without reducing Employee's compensation during such period, excuse Employee from any or all of her duties during such period. The effective date of the termination of Employee's employment hereunder shall be the date on which such 30-day period expires.

7.       TERMINATION PAYMENTS

         In the event of termination of the employment of Employee, all compensation and benefits set forth in this Agreement shall terminate except as specifically provided in this paragraph 7:

         7.1.     Termination by Employer

         If Employer terminates Employee's employment without Cause prior to the end of the term of this Agreement, Employee shall be entitled to receive (a) termination payments equal to (i) nine (9) months' annual base salary in the event of such termination prior to December 31, 2001, or (ii) six (6) months' annual base salary for such termination prior to December 31, 2002, and (b) any unpaid annual base salary which has accrued for services already performed as of the date termination of Employee's employment becomes effective. Such payment shall be provided in equal monthly installments, less applicable deductions and tax withholding, at regular payroll intervals. Employer agrees to continue Employee's health insurance benefits, including current dependent coverage, for twelve (12) months following the date the Employee is terminated without Cause. Thereafter Employee may self-pay

EMPLOYMENT AGREEMENT                                                           3
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health insurance under COBRA if she elects to do so. All other Employer benefits cease on the date of termination without Cause. If Employee is terminated by Employer for Cause, Employee shall not be entitled to receive any of the foregoing benefits, other than those set forth in clause (b) above. In the event Employee obtains other employment during any salary continuation period hereunder following a termination without Cause or for Good Reason, Employer's obligation shall be offset by the amount of salary or pay received from such other employment.

         7.2.     Termination by Employee

         In the case of the termination of Employee's employment by Employee for other than Good Reason, Employee shall not be entitled to any payments hereunder, other than those set forth in clause (b) of subparagraph 7.1 hereof. In the case of a termination for Good Reason, Employee shall be entitled to receive termination payments equal to the lesser of six (6) months' annual base salary and the annual base salary Employee would have received if her employment had continued until the end of the term of this Agreement. Such payment shall be provided in equal monthly installments, less applicable deductions and tax withholding, at regular payroll intervals. Employer agrees to continue Employee's health insurance benefits, including current dependent coverage, for twelve (12) months following the date the Employee is terminated for Good Reason. Thereafter Employee may self-pay health insurance under COBRA if she elects to do so. All other Employer benefits cease on the date of termination for Good Reason. For purposes of this Agreement, "Good Reason" means the assignment to Employee of any duties inconsistent in any significant respect with Employee's position, authority, duties or responsibilities that results in any material diminution in such position, authority, duties or responsibilities, or the termination of employment by Employee more than 30 and less than180 days following the hiring of a new President and Chief Executive Officer by Employer.

         7.3      Expiration of Term

         In the case of a termination of Employee's employment as a result of the expiration of the term of this Agreement, Employee shall not be entitled to receive any payments hereunder, other than those set forth in clause (b) of subparagraph 7.1 and any bonus to which Employee may be entitled under Section
4.2 hereof.

         7.4      Payment Schedule

         All payments under this paragraph 7 shall be made to Employee at the same interval as payments of salary were made to Employee immediately prior to termination.

         7.5      Cause

         Wherever reference is made in this Agreement to termination being with or without Cause, "Cause" is limited to the occurrence of one or more of the
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following events:

EMPLOYMENT AGREEMENT                                                           4
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                  (a) Failure or refusal to carry out the lawful duties of
         Employee described in Section 1 hereof or any directions of the Board of Directors of Employer, which directions are reasonably consistent with the duties herein set forth to be performed by Employee;

                  (b) Violation by Employee of a state or federal criminal law involving the commission of a crime against Employer or a felony;

                  (c) Current use by Employee of illegal substances; deception, fraud, misrepresentation or dishonesty by Employee; any incident materially compromising Employee's reputation or ability to represent Employer with the public; any act or omission by Employee which substantially impairs Employer's business, good will or reputation; or

                  (d) Any other material violation of any provision of this Agreement.

8.       NONCOMPETITION AND NONDISCLOSURE

         The nature of Employee's employment with Employer has given Employee access to trade secrets and confidential information, including information about its technology and customers. Therefore, during the one (1) year following the termination of employment without Cause or for Good Reason or for the period of the severance payment, whichever is less, Employee agrees that she will not divulge any confidential information or work directly or indirectly (as an employee, consultant, advisor or owner) for any of the following businesses or companies and their affiliates: Catalina Marketing Corporation, News America Marketing, ScanCoin Corporation, Brinks, Inc., planet U and Valassis Corporation.

         If within one year of the date of termination without Cause or for Good Reason or for the severance payment period, whichever is less, Employee violates this Section 8; Employee shall forfeit any remaining termination payments provided under Section 7. In addition, the Board may require that Employee forfeit to Employer any economic value realized upon exercise of options that were accelerated in connection with the Employees termination for Good Reason or without Cause.

9.       REPRESENTATIONS AND WARRANTIES OF EMPLOYEE

         Employee represents and warrants that neither the execution nor the performance of this Agreement by Employee will violate or conflict in any way with any other agreement by which Employee may be bound, or with any other duties imposed upon Employee by corporate or other statutory or common law.

10.      FORM OF NOTICE

         All notices given hereunder shall be given in writing, shall specifically refer to this Agreement and shall be personally delivered or sent by telecopy or other electronic facsimile transmission or by registered or certified mail, return receipt requested, at the address set

EMPLOYMENT AGREEMENT                                                           5
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forth below or at such other address as may hereafter be designated by notice given in compliance with the terms hereof:

         If to Employee:              Richard Stillman
                                      6870 West Mercer
                                      Way Mercer Island, Washington 98040

         If to Employer:              Coinstar, Inc.
                                      1800 114/th/ Avenue SE
                                      Bellevue, WA  98004

         Copy to:                     Perkins Coie
                                      Attn: Stephanie Daley-Watson
                                      1201 Third Ave., 40th Floor
                                      Seattle, WA  98101-3099

If notice is mailed, such notice shall be effective upon mailing, or if notice is personally delivered or sent by telecopy or other electronic facsimile transmission, it shall be effective upon receipt.

11.      ASSIGNMENT

         This Agreement is personal to Employee and shall not be assignable by Employee. Employer may assign its rights hereunder to (a) any corporation or other entity resulting from any merger, consolidation or other reorganization to which Employer is a party or (b) any corporation, partnership, association or other person to which Employer may transfer all or substantially all of the assets and business of Employer existing at such time. All of the terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

12.      WAIVERS

         No delay or failure by any party hereto in exercising, protecting or enforcing any of its rights, titles, interests or remedies hereunder, and no course of dealing or performance with respect thereto, shall constitute a waiver thereof. The express waiver by a party hereto of any right, title, interest or remedy in a particular instance or circumstance shall not constitute a waiver thereof in any other instance or circumstance. All rights and remedies shall be cumulative and not exclusive of any other rights or remedies.

13.      ARBITRATION

         Any controversies or claims arising out of or relating to this Agreement shall be fully and finally settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect (the "AAA Rules"), conducted by one arbitrator either mutually agreed
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upon by Employer and Employee or chosen in accordance

EMPLOYMENT AGREEMENT                                                           6
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with the AAA Rules, except that the parties thereto shall have any right to discovery as would be permitted by the Federal Rules of Civil Procedure for a period of 90 days following the commencement of such arbitration and the arbitrator thereof shall resolve any dispute which arises in connection with such discovery. The prevailing party shall be entitled to costs, expenses and reasonable attorneys' fees, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. This provision shall not preclude Employer from seeking court enforcement or relief based upon an alleged violation of Employee's obligations under any noncompetition or non-disclosure agreement.

14.      AMENDMENTS IN WRITING

         No amendment, modification, waiver, termination or discharge of any provision of this Agreement, nor consent to any departure therefrom by either party hereto, shall in any event be effective unless the same shall be in writing, specifically identifying this Agreement and the provision intended to be amended, modified, waived, terminated or discharged and signed by Employer and Employee, and each such amendment, modification, waiver, termination or discharge shall be effective only in the specific instance and for the specific purpose for which given. No provision of this Agreement shall be varied, contradicted or explained by any oral agreement, course of dealing or performance or any other matter not set forth in an agreement in writing and signed by Employer and Employee.

15.      APPLICABLE LAW

         This Agreement shall in all respects, including all matters of construction, validity and performance, be governed by, and construed and enforced in accordance with, the laws of the state of Washington, without regard to any rules governing conflicts of laws.

16.      SEVERABILITY

         If any provision of this Agreement shall be held invalid, illegal or unenforceable in any jurisdiction, for any reason, including, without limitation, the duration of such provision, its geographical scope or the extent of the activities prohibited or required by it, then, to the full extent permitted by law (a) all other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intent of the parties hereto as nearly as may be possible, (b) such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision hereof, and (c) any court or arbitrator having jurisdiction thereover shall have the power to reform such provision to the extent necessary for such provision to be enforceable under applicable law.

17.      HEADINGS

         All headings used herein are for convenience only and shall not in any way affect the construction of, or be taken into consideration in interpreting, this Agreement.

EMPLOYMENT AGREEMENT                                                           7
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18.      COUNTERPARTS

         This Agreement, and any amendment or modification entered into pursuant to paragraph 14 hereof, may be executed in any number of counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute one and the same instrument.

19.      ENTIRE AGREEMENT

         This Agreement on and as of the date hereof constitutes the entire agreement between Employer and Employee with respect to the subject matter hereof and all prior or contemporaneous oral or written communications, understandings or agreements between Employer and Employee with respect to such subject matter, with the exceptions of any noncompetition or non-disclosure agreement, are hereby superseded and nullified in their entireties.

         IN WITNESS WHEREOF, the parties have executed and entered into this Agreement on the date set forth above.

EMPLOYEE                                            COINSTAR, INC.

/s/ Richard Stillman                                By /s/ Jens H. Molbak
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RICHARD STILLMAN                                    Its Chairman of the Board
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EMPLOYMENT AGREEMENT                                                           8